Exhibit 1.1

CINGULATE INC.

[____] Units

UNDERWRITING AGREEMENT

________, 2021

Aegis Capital Corp.,

As Representative of the Underwriters

810 7th Avenue

New York, New York 10019

Ladies and Gentlemen:

Cingulate Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions contained herein, to sell to you and the other underwriters (the “Underwriters”) named on Schedule I to this Underwriting Agreement (the “Agreement”), for whom you are acting as Representative (the “Representative”), an aggregate of [________] units (the “Firm Units”), with each Firm Unit consisting of one share of common stock, $0.0001 par value per share (the “Common Stock”) of the Company (the “Firm Shares”), and a warrant to purchase one share of Common Stock, at an exercise price of $[_____] per share and with a term of five (5) years (the “Firm Warrants”). The respective amounts of the Firm Units to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto. In addition, the Company proposes to grant to the Underwriters an option to purchase from the Company, for the purpose of covering over-allotments in connection with the sale of the Firm Units, up to an additional [___________] shares of Common Stock (the “Option Shares”) and/or up to [__________] additional Warrants to purchase an aggregate of an additional [_________] shares of Common Stock (the “Option Warrants,” together with the Firm Warrants, the “Warrants,” and together with the Option Shares, the “Option Securities”).

The Firm Shares and the Option Shares are hereinafter collectively referred to as the “Shares,” and together with the Firm Warrants, the shares of Common Stock issuable upon exercise of the Firm Warrants, the Option Warrants, and the shares of Common Stock issuable upon exercise of the Option Warrants, the “Securities.” The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares.” The Firm Warrants and the Option Warrants, if any, shall be issued pursuant to, and shall have the rights and privileges set forth in, a warrant agent agreement, dated on or before the Closing Date (the “Warrant Agreement”), between the Company and Computershare Trust Company, as warrant agent (or any successor, the “Warrant Agent”). The Firm Units will not be issued or certificated as such. The Firm Shares and Firm Warrants that are part of a Firm Unit are immediately separable and will be issued separately, but will be purchased together in this offering.

The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”), a Registration Statement (as hereinafter defined) on Form S-1 (No. 333-259408) to register the Securities under the Securities Act, including a preliminary prospectus, and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof) and of the related Preliminary Prospectus (as hereinafter defined) have heretofore been delivered by the Company to you. The term “Preliminary Prospectus” means any preliminary prospectus included at any time as a part of the Registration Statement or filed with the Commission by the Company pursuant to Rule 424(a) of the Rules. The term “Registration Statement” as used in this Agreement means the initial registration statement (including all exhibits and financial schedules), as amended at the time and on the date it becomes effective (the “Effective Date”), including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules. If the Company has filed an abbreviated registration statement to register additional Securities pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The term “Prospectus” as used in this Agreement means the prospectus in the form included in the Registration Statement at the time of effectiveness or, if Rule 430A of the Rules is relied on, the term Prospectus shall also include the final prospectus filed with the Commission pursuant to and within the time limits described in Rule 424(b) of the Rules.

The Company understands that the Underwriters propose to make a public offering of the Securities, as set forth in and pursuant to the Statutory Prospectus (as hereinafter defined) and the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representative deems advisable. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus, and each Issuer Free Writing Prospectus (as hereinafter defined) and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

1. Sale, Purchase, Delivery and Payment for the Securities. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

(a) The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the number of Firm Units set forth opposite the name of such Underwriter under the column “Number of Firm Units to be Purchased” on Schedule I to this Agreement, subject to adjustment in accordance with Section 8 hereof. The purchase price for each Firm Unit shall be $[____] per unit, which purchase price will be allocated as $[____] per Firm Share and $[____] per Firm Warrant.

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(b) The Company hereby grants to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Securities. The purchase price to be paid per Option Share shall be equal to the price per Firm Share set forth in Section 1(a) hereof, and the purchase price to be paid per Option Warrant shall be equal to the price per Firm Warrant set forth in Section 1(a) hereof. The option is, at the Underwriters’ sole discretion, for Option Shares and Option Warrants together, solely Option Shares, solely Option Warrants, or any combination thereof. The number of Option Securities to be purchased by each Underwriter shall be the same percentage (adjusted by the Representative to eliminate fractions) of the total number of Option Securities to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Units. Such option may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Units Closing Date (as defined below), and from time to time thereafter within forty-five (45) days after the date of this Agreement, in each case upon written, facsimile or electronic notice, or verbal or telephonic notice confirmed by written, facsimile or electronic notice, by the Representative to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Units Closing Date or at least two (2) business days before the Option Securities Closing Date (as defined below), as the case may be, setting forth the number of Option Securities to be purchased and the time and date (if other than the Firm Units Closing Date) of such purchase.

(c) Payment of the purchase price for, and delivery of certificates for, the Firm Shares and Firm Warrants, shall be made at the offices of Aegis Capital Corp., 810 7th Avenue New York, New York 10019, at 10:00 a.m., New York City time, on the second business day following the date of this Agreement or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Representative (such time and date of delivery and payment are called the “Firm Units Closing Date”). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price, and delivery of the certificates, for such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each date of delivery as specified in the notice from the Representative to the Company (such time and date of delivery and payment are called the “Option Securities Closing Date”). The Firm Units Closing Date and any Option Securities Closing Date are called, individually, a “Closing Date” and, together, the “Closing Dates.”

(d) Payment for the Securities shall be made to the Company by wire transfer of immediately available funds or by certified or official bank check or checks payable in New York Clearing House (same day) funds drawn to the order of the Company, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Shares and/or Warrants to be purchased by them.

(e) The Securities shall be registered in such names and shall be in such denominations as the Representative shall request at least two (2) full business days before the Firm Units Closing Date or, in the case of Option Securities, on the day of notice of exercise of the option as described in Section 1(b), and shall be delivered by or on behalf of the Company to the Representative through the facilities of the Depository Trust Company (“DTC”) for the account of such Representative.

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(f) As additional compensation for the Representative’s services, the Company shall issue to the Representative or its designees on the Firm Units Closing Date warrants (the “Representative’s Warrant”) to purchase that number of shares of Common Stock equal to 5% of the aggregate number of Firm Units purchased by the Underwriters on the Firm Units Closing Date. The Representative’s Warrant will be exercisable at any time and from time to time, in whole or in part, during the period commencing six months from the commencement of sales of the public offering and ending four years and six months thereafter, at a price per share equal to 125% of the price to the public per share of the Firm Units. The Representative’s Warrant and the shares of Common Stock issuable upon exercise thereof (the “Representative’s Warrant Shares”) are sometimes hereinafter referred to collectively as the “Representative’s Securities.” The Representative understands and agrees that there are restrictions pursuant to FINRA Rule 5110 against transferring the Representative’s Warrant and the underlying shares during the 180-day period after the commencement of sales of the public offering and by its acceptance thereof shall agree that it and its respective designees, if any, will not, sell, transfer, assign, pledge or hypothecate their respective Representative’s Securities, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of 180 days following the commencement of sales of the public offering to anyone other than (A) an Underwriter or a selected dealer in connection with the offering, or (B) a bona fide officer or partner of one of the Representative or of any such Underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions. Delivery of the executed Representative’s Warrant shall be made on the Closing Date and the Representative’s Warrant shall be issued in the name or names and in such authorized denominations as the Representative may request.

2. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Firm Units Closing Date and as of each Option Securities Closing Date (if any), as follows:

(a) On the Effective Date, the Registration Statement complied, and on the date of the Prospectus, the date any post-effective amendment to the Registration Statement becomes effective, the date any supplement or amendment to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the requirements of the Securities Act and the Rules and the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission thereunder. Neither the Registration Statement nor any amendments thereto as of the times they became effective, contained any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date and the other dates referred to above neither the Registration Statement nor the Prospectus, nor any amendment or supplement of either of the foregoing, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If applicable, each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), except to the extent permitted by Regulation S-T. Notwithstanding the foregoing, none of the representations and warranties in this paragraph 2(a) shall apply to statements in, or omissions from, the Registration Statement, any Preliminary Prospectus or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representative on behalf of the several Underwriters specifically for use in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Representative on behalf of the several Underwriters for use in the Registration Statement, any Preliminary Prospectus or the Prospectus is the statements contained in the fourth and thirteenth paragraphs under the caption “Underwriting” in the Prospectus (collectively, the “Underwriter Information”).

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(b) As of the Applicable Time (as hereinafter defined), none of (i) the price to the public and the number of Securities offered and sold, as indicated on the cover page of the Prospectus and the Statutory Prospectus (as hereinafter defined), together with the pricing information and other information set forth in Schedule V, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Issuer Free Writing Prospectus when considered together with the General Disclosure Package, and (iii) any individual Written Testing-the Waters Communication (as defined herein), when considered together with the General Disclosure Package, included, includes or will include any untrue statement of a material fact or omitted, omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements in or omissions in the General Disclosure Package made in reliance upon and in conformity with the Underwriter Information.

Each Issuer Free Writing Prospectus (as hereinafter defined), including any electronic road show (including without limitation any “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act) (each, a “Road Show”) (i) is identified in Schedule III hereto and (ii) complied when issued, and complies, in all material respects with the requirements of the Securities Act and the Rules and the Exchange Act and the rules and regulations of the Commission thereunder. The Company has made at least one version of the Road Show available without restriction by means of graphic communication to any person, including any potential investor in the Securities (and if there is more than one version of a Road Show for the offering that is a written communication, the version available without restriction was made available no later than the other versions).

As used in this Section and elsewhere in this Agreement:

“Applicable Time” means [  ]:00 [a.m.]/[p.m.] (Eastern time) on the date of this Agreement.

“Statutory Prospectus” as of any time means the Preliminary Prospectus relating to the Securities that is included in the Registration Statement immediately prior to the Applicable Time.

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Securities, including, without limitation, each Road Show.

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(c) The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any “free writing prospectus”, as defined in Rule 405 under the Rules, has been issued by the Commission and no proceedings for that purpose have been instituted, or to the knowledge of the Company, are threatened under the Securities Act. Any required filing of any Preliminary Prospectus and/or the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b). Any material required to be filed by the Company pursuant to Rule 433(d) or Rule 163(b)(2) of the Rules has been or will be made in the manner and within the time period required by such Rules.

(d) Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus.

If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representative and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) The financial statements of the Company (including all notes and schedules thereto) included in the Registration Statement, the Statutory Prospectus and Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and such financial statements and related schedules and notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved. The summary financial data included in the Statutory Prospectus and Prospectus present fairly in all material respects the information shown therein as of the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Prospectus. The other financial information included in the Registration Statement, the Statutory Prospectus and the Prospectus has been derived from the accounting or other records of the Company and its consolidates subsidiaries and present fairly in all material respects the information shown thereby.

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(f) KPMG LLP (the “Auditor”), whose reports are filed with the Commission as a part of the Registration Statement, are and, during the periods covered by their reports, were independent public accountants as required by the Securities Act and the Rules.

(g) The Company and each of its subsidiaries, including each entity (corporation, partnership, joint venture, association or other business organization) controlled directly or indirectly by the Company (each, a “subsidiary”), is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization and each such entity has all requisite power and authority to carry on its business as is currently being conducted as described in the Statutory Prospectus and the Prospectus, and to own, lease and operate its properties All of the issued shares of capital stock of, or other ownership interests in, each subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned, directly or indirectly, by the Company, free and clear of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever. The Company and each of its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole or in the context of the public offer and sale of Securities or underwriting of the Securities (a “Material Adverse Effect”); and to the Company’s knowledge, no proceeding has been instituted or is threatened in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification or taken against it for its winding-up, liquidation or dissolution or for any similar or analogous proceeding in any jurisdiction, or for it to enter into any arrangement or composition for the benefit of creditors, or for the appointment of a receiver, administrative receiver, trustee or similar officer.

(h) At the time of filing the Registration Statement and on the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules, including (but not limited to) the Company or any other subsidiary in the preceding three (3) years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 of the Rules.

(i) The Company and each of its subsidiaries owns or possesses, have a valid license to or can acquire on reasonable terms legally enforceable rights to use all patents, provisional patent applications, patent rights, inventions, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, processes or procedures) and other similar rights and proprietary knowledge (in each case, whether registered or not and including applications for registration) (collectively, “Intangibles”) necessary for the conduct of its business; except where failure to own or possess such rights individually or in the aggregate would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of, or is not aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles and neither the Company nor any of its subsidiaries has knowledge of any infringement of or conflict with asserted rights of others or of any infringement of, or conflict with the Company and its subsidiaries’ rights with respect to any Intangibles. The Company and each of its subsidiaries processes employed and the products and services dealt in by the Company or any of its subsidiaries do not, to its knowledge, infringe Intangibles of a third party and neither of the Company nor any of its subsidiaries has received any notice of infringement of or conflict with, and neither of the Company nor any of its subsidiaries has knowledge of any infringement of or conflict with, asserted rights of a third party with respect to any Intangibles, except for or in respect of any such infringements or conflicts that would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not, except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, obligated to pay a royalty, grant a license or provide other consideration to any third party in connection with its Intangibles, and the public offer and sale of the Securities will not trigger such payment, except for any such obligations that would not, individually or in the aggregate, have a Material Adverse Effect.

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(j) The Company and each of its subsidiaries has good and marketable title in fee simple to all real property, and good and marketable title to all other property owned by it, that are material to the business of the Company and its subsidiaries, taken as whole, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries. All property held under lease by the Company and its subsidiaries is held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are not material and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries.

(k) Subsequent to the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus and the Prospectus, (i) there has not been any event which could have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would have a Material Adverse Effect; and (iii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, except as described in the Statutory Prospectus and the Prospectus, neither the Company nor its subsidiaries has (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

(l) There is no document, contract or other agreement required to be described in the Registration Statement, the Statutory Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed, in each case for the Registration Statement to comply in all material respects with the requirements of the Securities Act or Rules. Each description of a contract, document or other agreement in the Registration Statement, the Statutory Prospectus or the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement, the Statutory Prospectus or the Prospectus or listed in the exhibits to the Registration Statement is in full force and effect and is valid and enforceable by and against the Company or its subsidiary, as the case may be, in accordance with its terms, except as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries, if a subsidiary is a party, nor to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both, in either case, would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or its subsidiary, if a subsidiary is a party thereto, of any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which Company or its properties or business or a subsidiary or its properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

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(m) The statistical and market related data included in the Registration Statement, the Statutory Prospectus or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(n) Neither the Company nor any subsidiary (i) is in violation of its certificate or articles of incorporation, bylaws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time, or both, would constitute a default under, or result in the creation or imposition of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever, upon, any property or assets of the Company or any subsidiary pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clauses (ii) and (iii) above) for violations or defaults that could not (individually or in the aggregate) reasonably be excepted to have a Material Adverse Effect.

(o) The Company has full right, power and authority to execute and deliver this Agreement, the Firm Warrants, the Option Warrants, the Warrant Agreement and the Representative’s Warrant, and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement, the Firm Warrants, the Option Warrants, the Warrant Agreement and the Representative’s Warrant, and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

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(p) This Agreement, the Firm Warrants, the Option Warrants, the Warrant Agreement and the Representative’s Warrant have been duly authorized, executed and delivered by the Company and each, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, except as (i) the enforcement hereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability and (ii) rights to indemnification and contribution hereunder may be limited by applicable law and public policy considerations.

(q) Neither the execution, delivery and performance of this Agreement, the Firm Warrants, the Option Warrants, the Warrant Agreement and the Representative’s Warrant by the Company nor the consummation of any of the transactions contemplated hereby or thereby (including, without limitation, the issuance and sale by the Company of the Securities or Representative’s Securities) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries or violate any provision of the charter or bylaws or other organizational documents of the Company or any of its subsidiaries, except (A) for such consents or waivers which have already been obtained and are in full force and effect and (B) in the case of clause (i) above, for any such conflict, breach , violation, default, termination, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) The Company has authorized and outstanding capital stock as set forth under the caption “Capitalization” in the Statutory Prospectus and the Prospectus. All of the issued and outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable and have been issued in compliance with all federal, state and local. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of capital stock of the Company or any of its subsidiaries, or any such rights pursuant to its charter, certificate of incorporation or bylaws or any other applicable organizational documents or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound. The Securities and the Representative’s Securities have been duly authorized for issuance and sale pursuant to this Agreement, and in the case of the Firm Warrants and Option Warrants, the Warrant Agreement. When issued and sold pursuant to this Agreement, the Shares will be duly and validly issued, fully paid and nonassessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; and none of them will be subject to preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. When paid for and issued in accordance with the Warrants and the Warrant Agreement, or the Representative’s Warrant, as the case may be, the Warrant Shares or the Representative’s Warrant Shares, as applicable, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; and none of them will be subject to preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of capital stock of the Company or any of its subsidiaries or any security convertible into, or exercisable or exchangeable for, such shares. The exercise price of each option to acquire Common Stock (each, a “Company Stock Option”) is no less than the fair market value of a share of Common Stock as determined on the date of grant of such Company Stock Option. All grants of Company Stock Options were validly issued and properly approved by the Board of Directors of the Company (and, if required, by a committee of the Board of Directors of the Company and/or the shareholders of the Company) in material compliance with all applicable laws and the terms of the plans under which such Company Stock Options were issued and were recorded on the Company Financial Statements, in accordance with generally accepted accounting principles, and no such grants involved any “back dating”, “forward dating,” “spring loading” or similar practices with respect to the effective date of grant. The Securities and the Representative’s Securities conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Statutory Prospectus and the Prospectus.

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(s) As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times from its duly authorized capital stock, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue (1) Option Shares upon exercise of the Over-allotment Option (as defined below), and (2) shares of Common Stock issuable upon exercise of outstanding Firm Warrants, Option Warrants, if any, and the Representative’s Warrant.

(t) No holder of any security of the Company has any right, which has not been waived, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder for a period of one hundred and eighty (180) days after the Firm Units Closing Date. Each director and executive officer of the Company, each employee of the Company and each stockholder of the Company listed on Schedule II hereto has delivered to the Representative his enforceable written lock-up agreement in the form attached to this Agreement as Exhibit A hereto (“Lock-Up Agreement”).

(u) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries could individually or in the aggregate have a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(v) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement, the Warrants, the Warrant Agreement and the Representative’s Warrant and the issuance and sale of the Securities and the Representative’s Securities by the Company.

(w) Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company or its subsidiaries and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has no reason to believe that such executive officers will not remain in the employment of the Company.

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(x) No transaction has occurred between or among the Company and any of its officers or directors, shareholders or any affiliate or affiliates of any such officer or director or shareholder that is required to be described in and is not described in the Registration Statement, the Statutory Prospectus and the Prospectus.

(y) The Company has not taken, nor will it take, directly or indirectly, any action designed to, or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Shares.

(z) The Company and each of its subsidiaries has duly paid all national, regional and local taxes of any kind (including but not limited to, income taxes, capital gain taxes, withholding taxes, sales and transfer taxes, energy and real estate taxes, labor market and social contribution taxes, customs duties, VAT, registration fees and similar levies, duties, charges, stamps and imposts of whatever nature as well as any penalty, fine, surcharge or interest relating thereto) which have become due and payable with regard to the period up to and including the of this Agreement (other than tax deficiencies which the Company or any of its subsidiaries is contesting in good faith and for which the Company or any of its subsidiaries have provided adequate provisions if required by generally accepted accounting principles), except for such failures that would not, individually or in the aggregate, have a Material Adverse Effect. The Company and each of its subsidiaries has filed all federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company or any of its subsidiaries.

(aa) The Shares, the Warrants, the Warrants Shares and the Representative’s Warrant Shares have each been duly authorized for quotation on the Nasdaq Capital Market, subject to official Notice of Issuance. A registration statement has been filed on Form 8-A pursuant to Section 12 of the Exchange Act, which registration statement complies in all material respects with the Exchange Act.

(bb) The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities or the Representative’s Warrant Shares under the Exchange Act or the quotation of the Common Stock or the Warrants on the Nasdaq Capital Market, nor has the Company received any notification that the Commission or the Nasdaq Capital Market is contemplating terminating such registration or quotation.

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(cc) The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which: (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company; (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures at the end of the periods in which the periodic reports are required to be prepared; and (iii) are effective in all material respects to perform the functions for which they were established.

(ee) Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any material weakness or significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.

(ff) Except as described in the Statutory Prospectus and the Prospectus and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, the Auditor has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(gg) Except as described in the Statutory Prospectus and the Prospectus, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(hh) The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 5605 of the Nasdaq Stock Market and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Rule 5605 of the Nasdaq Stock Market.

(ii) The Company is in compliance with all other applicable provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), any related rules and regulations promulgated by the Commission and corporate governance requirements under applicable Nasdaq regulations upon the effectiveness of such provisions and has no reason to believe that it will not be able to comply with such provisions at the time of effectiveness.

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(jj) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Statutory Prospectus and the Prospectus; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or the Company’s or its subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(kk) Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement, the Warrants, the Warrant Agreement and the Representative’s Warrant and the consummation of the transactions herein and therein contemplated required to be obtained or performed by the Company has been so obtained or performed, except for (i) such additional steps as may be required by the Financial Industry Regulatory Authority (“FINRA”); (ii) as may be necessary to qualify the Securities for public offering by the Underwriters and the Representative’s Warrant Shares for resale, under the state securities or Blue Sky laws; and (iii) the approval by the Nasdaq Capital Market for the listing of the Shares, the Warrants and the Representative’s Warrant Shares.

(ll) There are no affiliations with FINRA among the Company’s officers, directors or, to the best of the knowledge of the Company, any five percent or greater stockholder of the Company, except as set forth in the Registration Statement or otherwise disclosed in writing to the Representative.

(mm) (i) Each of the Company and each of its subsidiaries is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (each such law, an “Environmental Law”) which are applicable to its business; (ii) neither the Company nor its subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of the Company and each of its subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval; (iv) to the Company’s knowledge, no facts currently exist that will require the Company or any of its subsidiaries to make future material capital expenditures to comply with applicable Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company or its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (“CERCLA 1980”) or otherwise designated as a contaminated site under other Environmental Laws. Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under CERCLA 1980.

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(nn) The Company is not and, after giving effect to the offering and sale of the Securities and the application of proceeds thereof as described in the Statutory Prospectus and the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(oo) The Company or any other person associated with or acting on behalf of the Company including, without limitation, any director, officer or employee or, to the knowledge of the Company, any agent, of the Company or its subsidiaries, has not, directly or indirectly, while acting on behalf of the Company or its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment or unlawful benefit to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated or is in violation of, or engaged in any activity or conduct which would constitute an offense under, any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any provision of any applicable non-U.S. anti-bribery or anti-corruption law or regulation (“Anti-Corruption Laws”); or (iv) made any other unlawful payment. Neither the Company nor its subsidiaries will directly or indirectly use the proceeds of the public offer and sale of Securities or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or any other person or entity for the purpose of financing or facilitating any activity in violation of applicable Anti-Corruption Laws.

(pp) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.

(qq) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(rr) Except as described in the Statutory Prospectus and the Prospectus, the Company has not sold or issued any shares of capital stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

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(ss) The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in 12 ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company could have any material liability.

(tt) None of the Company, its directors or its officers has distributed nor will distribute prior to the later of (i) the Firm Units Closing Date, or the Option Securities Closing Date, and (ii) completion of the distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act and consistent with the terms of this Agreement.

(uu) Since the date of the preliminary prospectus included in the Registration Statement filed with the Commission on [_________] (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication (as defined herein)) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(vv) The Company (a) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act, and (b) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications (as defined herein) other than those listed on Schedule IV hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(ww)The Company and each of its subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of its subsidiaries has fulfilled and performed in all material respects all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder. Except as may be required under the Securities Act and state and foreign securities laws, no other Permits are required to enter into, deliver and perform this Agreement, the Warrants, the Warrant Agreement or the Representative’s Warrant and to issue and sell the Securities and the Representative’s Securities.

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3. Conditions of the Underwriters’ Obligations. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Securities are subject to each of the following terms and conditions:

(a) Notification that the Registration Statement has become effective shall have been received by the Representative and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) of this Agreement and any material required to be filed by the Company pursuant to Rule 433(d) of the Rules shall have been timely filed with the Commission in accordance with such rule.

(b) No order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any “free writing prospectus” (as defined in Rule 405 of the Rules), shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representative. If the Company has elected to rely upon Rule 430A, Rule 430A information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A.

(c) The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 3(d) shall be true and correct when made and on and as of each Closing Date as if made on such date. The Company shall have performed, in all material respects, all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it at or before such Closing Date.

(d) The Representative shall have received on each Closing Date a certificate, addressed to the Representative and dated such Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that: (i) the representations, warranties and agreements of the Company in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) the Company has performed all covenants and agreements and satisfied all conditions contained herein; and (iii) they have carefully examined the Registration Statement, the Prospectus, the General Disclosure Package, and any individual Issuer Free Writing Prospectus and, in their opinion (A) as of the Effective Date the Registration Statement and Prospectus did not include, and as of the Applicable Time, neither (i) the General Disclosure Package, nor (ii) any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date, no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement, the Statutory Prospectus or the Prospectus; (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act and (v) there has not occurred any Material Adverse Effect.

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(e) The Representative shall have received: (i) simultaneously with the execution of this Agreement, a signed letter from the Auditor addressed to the Representative and dated the date of this Agreement, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the General Disclosure Package, and (ii) on each Closing Date, a signed letter from the Auditor addressed to the Representative and dated the date of such Closing Date(s), in form and substance reasonably satisfactory to the Representative containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f) The Representative shall have received on each Closing Date from Lowenstein Sandler LLP, counsel for the Company, an opinion and negative assurance statement, addressed to the Representative and dated such Closing Date, in form and substance reasonably satisfactory to the Representative.

(g) The Representative shall have received on each Closing Date from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., intellectual property counsel for the Company, an opinion and negative assurance statement, addressed to the Representative and dated such Closing Date, in form and substance reasonably satisfactory to the Representative.

(h) [Reserved]

(i) All proceedings taken in connection with the sale of the Firm Units and the Option Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and its counsel.

(j) The Representative shall have received copies of the Lock-up Agreements executed by each entity or person listed on Schedule II hereto. In the event that Aegis Capital Corp., in its sole discretion, agrees to release or waive any restriction set forth in a Lock-Up Agreement for an officer or director of the Company, and provides the Company with notice of the impending release or waiver at least three (3) Business Days before the effective date of such release or waiver (which release or waiver shall be substantially in the Form found at Exhibit A-1 attached hereto), the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit A-2 attached hereto through a major news service at least two (2) Business Days before the effective date of the release or waiver.

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(k) The Shares, the Warrants and the Representative’s Warrant Shares shall have been approved for quotation on the Nasdaq Capital Market, subject only to official notice of issuance., and the Company has taken no action designed to, or likely to have the effect of, delisting the Shares, the Warrants or the Representative’s Warrant Shares, nor has the Company received any notification that the Nasdaq Capital Market is contemplating terminating such listing.

(l) The Representative shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus, the General Disclosure Package and the Prospectus, (i) there shall not have been any material change in the capital stock of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement, the Statutory Prospectus, the General Disclosure Package or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its properties that is material to the Company or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the assets, properties, condition (financial or otherwise), or in the results of operations, business affairs or business prospects of the Company or its subsidiaries considered as a whole that makes it impractical or inadvisable in the Representative’s judgment to proceed with the purchase or offering of the Securities as contemplated hereby.

(m) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and agreements in connection with the offering of the Securities.

(n) The Company shall have furnished or caused to be furnished to the Representative such further certificates or documents as the Representative shall have reasonably requested.

(o)  The Warrant Agreement duly executed by each of the Company and the Warrant Agent, substantially in the form of Exhibit B, hereto, delivered to the Representative on the Firm Units Closing Date.

(p) A Representative’s Warrant, substantially in the form of Exhibit C hereto, executed by an officer of the Company, delivered to the Representative on the Firm Units Closing Date.

4. Covenants and other Agreements of the Company and the Underwriters.

(a) The Company covenants and agrees as follows:

(i) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. The Company shall prepare the Prospectus in a form approved by the Representative and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 433(d) or 163(b)(2), as the case may be.

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(ii) The Company shall promptly advise the Representative in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or any “free writing prospectus”, as defined in Rule 405 of the Rules, or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares and/or Warrants for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus or any Issuer Free Writing Prospectus unless the Company has furnished the Representative a copy for its review and obtained the Representative’s consent (not to be reasonably withheld) prior to filing and shall not file any such proposed amendment or supplement to which the Representative reasonably objects. The Company shall use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii) If, at any time when a prospectus relating to the Securities (or, in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 4(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

(iv) If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement or would include an untrue statement of a material fact or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

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(v) The Company shall make generally available to its security holders and to the Representative as soon as practicable, but not later than forty-five (45) days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or ninety (90) days if such 12-month period coincides with the Company’s fiscal year), an earning statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

(vi) The Company shall furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representative may reasonably request. If applicable, the copies of the Registration Statement, preliminary prospectus, any Issuer Free Writing Prospectus and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vii) The Company shall cooperate with the Representative and its counsel in endeavoring to qualify the Securities for offer and sale in connection with the offering under the laws of such jurisdictions as the Representative may designate and shall maintain such qualifications in effect so long as required for the distribution of the Securities.

(viii) The Company, during the period when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

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(ix) Without the prior written consent of Aegis Capital Corp., for a period of three hundred sixty five (365) days after the Firm Units Closing Date, the Company shall not offer, issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), or enter into any agreement or announce the intention to do any of the foregoing, except for the issuance of (i) the Securities pursuant to the Registration Statement, (ii) shares of Common Stock, restricted stock, restricted stock units or options to employees, officers, directors or consultants of the Company pursuant to any stock or option plan duly adopted for such purpose by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (iii) the issuance of the Representative’s Securities and (iv) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibitive period set forth in this Section 4(a)(ix). In the event that during this period, (A) any shares are issued pursuant to the Company’s existing equity incentive plan or bonus plan that are exercisable during such 365-day period or (B) any registration is effected on Form S-8 or on any successor form relating to shares that are exercisable during such 365-day period, the Company shall obtain the written agreement of such grantee or purchaser or holder of such registered securities that, for a period of three hundred sixty five (365) days after the Firm Units Closing Date, such person will not, without the prior written consent of Aegis Capital Corp., offer for sale, sell, distribute, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any securities owned by such person. Notwithstanding the foregoing, the Company represents and warrants that each such grantee or purchaser or holder of such registered securities shall be subject to similar lockup restrictions as set forth on Exhibit A attached hereto and the Company shall enforce such rights and impose stop-transfer restrictions on any such sale or other transfer or disposition of such shares until the end of the applicable period.

(x) On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the Nasdaq Capital Market (including any required registration under the Exchange Act).

(xi) Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Securities without the prior written consent of the Representative unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

(xii) The Company will apply the net proceeds from the offering of the Securities in the manner set forth under “Use of Proceeds” in the Prospectus.

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(xiii) The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Securities Act and (b) completion of the 365-day restricted period referred to in Section 4(a)(ix) hereof.

(xiv) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(x) The Company shall engage and maintain, at its expense, (a) a registrar and transfer agent for the Common Stock and (b) a Warrant Agent.

(b) The Company agrees to pay, or reimburse if paid by the Representative, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Securities and the performance of the obligations of the Company under this Agreement including those relating to: (i) all filing fees and expenses relating to the registration of the Securities and the Representative’s Securities with the Commission; (ii) all FINRA filing fees; (iii) all fees and expenses relating to the listing of the Company’s equity or equity-linked securities on Nasdaq; (iv) all fees, expenses and disbursements relating to the registration or qualification of the Securities and the Representative’s Warrant Shares under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate unless such filings are not required in connection with the Company’s proposed Nasdaq listing; (v) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Securities and the Representative’s Warrant Shares under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (vi) the costs of all mailing and printing of the offering documents; (vii) transfer and/or stamp taxes, if any, payable upon the transfer of Securities and the Representative’s Warrant Shares from the Company to the Representative; and (viii) the fees and expenses of the Company’s accountants; and (iv) $150,000 for the Representative’s fees and expenses related to the offering including “road show”, diligence, and reasonable legal fees and disbursements for the Representative’s counsel. Such amounts are inclusive of the $25,000 advance paid by the Company to the Representative prior to the date of this Agreement.

(c) On each Closing Date, the Company shall pay to the Representative, by deduction from the proceeds of the sale of the Securities at that closing, a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds from the sale of the Securities on that Closing Date.

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(d) The Company acknowledges and agrees that each of the Underwriters has acted and is acting solely in the capacity of a principal in an arm’s length transaction between the Company, on the one hand, and the Underwriters, on the other hand, with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor, agent or fiduciary to the Company or any other person, and that the Underwriters may have interests that differ from those of the Company. Additionally, the Company acknowledges and agrees that the Underwriters have not and will not advise the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or any other person with respect thereto, whether arising prior to or after the date hereof. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions have been and will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary duty to the company or any other person in connection with any such transaction or the process leading thereto.

(e) The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions set forth in Rule 433 of the Rules to avoid a requirement to file with the Commission any Road Show.

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5. Indemnification.

(a) The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise, directly or indirectly, in connection with, out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any “issuer-information” filed or required to be filed pursuant to Rule 433(d) of the Rules, any amendment thereof or supplement thereto, any Written Testing-the-Waters Communication, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Securities and Representative’s Securities under the securities laws thereof (any such application, document or information being hereinafter referred to as a “Blue Sky Application”), (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any actual or alleged breach by the Company of any of its obligations, or of any of its representations, warranties and undertakings, set out in this Agreement; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Securities to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement, the Prospectus, the Statutory Prospectus, any Issuer Free Writing Prospectus or such amendment or supplement thereto, any Written Testing-the-Waters Communication, or in any Blue Sky Application in reliance upon and in conformity with the Underwriter Information, or if any such losses, claims, damages or liabilities have arisen from (i) the fraud, gross negligence, willful misconduct or bad faith of, or material breach of the Agreement by the person entitled to indemnification to the extent finally judicially determined by a court of competent jurisdiction or by a regulatory authority (as appropriate) or (ii) a breach of the duties owed by an person to indemnification under relevant regulatory rules to the extent finally judicially determined by a court of competent jurisdiction or by a regulatory authority (as appropriate). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise, directly or indirectly, in connection with, out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Statutory Prospectus or the Prospectus or any such amendment or supplement in reliance upon and in conformity with the Underwriter Information; provided, however, that the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the amount of the underwriting discount and commissions applicable to the Securities to be purchased by such Underwriter hereunder, and that that such indemnity shall not inure to the benefit of the Company (or any person controlling such Company) on account of any losses, claims, damages or liabilities arising from (i) the fraud, gross negligence, willful misconduct or bad faith of, or material breach of the Agreement by the person entitled to indemnification to the extent finally judicially determined by a court of competent jurisdiction or by a regulatory authority (as appropriate) or (ii) a breach of the duties owed by an person to indemnification under relevant regulatory rules to the extent finally judicially determined by a court of competent jurisdiction or by a regulatory authority (as appropriate)..

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(c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 5(a) or 5(b) shall be available to any party who shall fail to give notice as provided in this Section 5(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

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6. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 5(a) or 5(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 6, no Underwriter (except as may be provided in the Agreement Among Underwriters) shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 6, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 6. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective underwriting commitments and not joint.

7. Termination.

(a) This Agreement may be terminated with respect to the Securities to be purchased on a Closing Date by the Representative by notifying the Company at any time at or before a Closing Date in the absolute discretion of the Representative if: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representative, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Securities or enforce contracts for the sale of the Securities; (ii) there has occurred any outbreak or material escalation of hostilities or acts of terrorism or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Securities or enforce contracts for the sale of the Securities; (iii) trading in the Securities or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, Inc., or the Nasdaq Stock Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; (iv) a banking moratorium has been declared by any state or federal authority; or (v) in the judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business.

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(b) If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company, except that (y) if this Agreement is terminated by the Representative or the Underwriters because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Securities or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Securities agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company or to the other Underwriters for damages occasioned by its failure or refusal.

8. Substitution of Underwriters. If any Underwriter shall default in its obligation to purchase on any Closing Date the Securities agreed to be purchased hereunder on such Closing Date, the Representative shall have the right, within thirty-six (36) hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase such Securities on the terms contained herein. If, however, the Representative shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of thirty-six (36) hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Securities on such terms. If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representative and the Company as provided above, the aggregate number of Securities which remains unpurchased on such Closing Date does not exceed one-eleventh (1/11) of the aggregate number of all the Securities that all the Underwriters are obligated to purchase on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities which such Underwriter agreed to purchase hereunder at such date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default. In any such case, either the Representative or the Company shall have the right to postpone the applicable Closing Date for a period of not more than seven (7) days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus or any other documents), and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Company and the Underwriters and their counsel may thereby be made necessary.

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If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representative and the Company as provided above, the aggregate number of such Securities which remains unpurchased exceeds 10% of the aggregate number of all the Securities to be purchased at such date, then this Agreement, or, with respect to a Closing Date which occurs after the First Closing Date, the obligations of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such date, shall terminate, without liability on the part of any non-defaulting Underwriter to the Company, and without liability on the part of the Company, except as provided in Sections 4(b), 5, 6 and 7. The provisions of this Section 8 shall not in any way affect the liability of any defaulting Underwriter to the Company or the non-defaulting Underwriters arising out of such default. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 8 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

9. Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Company or any of their respective officers, directors or controlling persons referred to in Sections 5 and 6 hereof, and shall survive delivery of and payment for the Securities. In addition, the provisions of Sections 4(b), 5, 6 and 7 shall survive the termination or cancellation of this Agreement.

This Agreement has been and is made for the benefit of the Underwriters, the Company, and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser of Securities from any Underwriter merely because of such purchase.

All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or facsimile if subsequently confirmed in writing, (a) if to the Representative, c/o Aegis Capital Corp., 810 7th Avenue, New York, NY 10019 Attention: [  ], with a copy to Sichenzia Ross Ference LLP, 1185 Avenue of the Americas, 31st Floor, New York, New York 10036 Attention: Gregory Sichenzia, and (b) if to the Company, to its agent for service as such agent’s address appears on the cover page of the Registration Statement, with a copy to Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, New York 10020, Attention: Steven M. Skolnick, Esq.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

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This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours,

CINGULATE INC.

By:
Name:
Title:

Confirmed:

AEGIS CAPITAL CORP.

By:
Name:
Title:

Acting severally on behalf of itself

and as representative of the several

Underwriters named in Schedule I annexed

hereto.

[Signature Page to Underwriting Agreement]

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SCHEDULE I

Name	Number of Firm Units to Be Purchased

Aegis Capital Corp.

Laidlaw & Company (UK) Ltd.

Total

SCHEDULE II

Lock-up Signatories

1.	Shane J. Schaffer
2.	Louis G. Van Horn
3.	Laurie A. Myers
4.	Craig S. Gilgallon
5.	Raul R. Silva
6.	Matthew Brams
7.	Jeff Hargroves
8.	Peter J. Werth
9.	Jeff Conroy
10.	Patrick Gallagher
11.	Gregg Givens
12.	Curt Medeiros
13.	Werth Family Investment Associates LLC
14.	Fountainhead Shrugged, LLC
15.	Kari Fogleman
16.	Jenny Callahan
17.	Jeff Bennett
18.	Naama Courtemanche
19.	Steve Abele
20.	Spencer Chestnut
21.	Holly Mitzel
22.	Michael Cattaneo
23.	Kelly Koehn
24.	Thomas Dalton
25.	Ryan Schultz

SCHEDULE III

Issuer Free Writing Prospectuses

SCHEDULE IV

Testing-the-Waters Communications

SCHEDULE V

CINGULATE INC.

Final Terms

Number of Firm Units, each unit consisting of one Firm Share and one Firm Warrant

Number of Option Shares

Number of Option Warrants

Public Offering Price per Firm Unit	$

Underwriting Discount per Firm Unit (8%)	$

Underwriters’ Purchase Price per Firm Unit	$

● Allocated per Firm Share	$

● Allocated per Firm Warrant	$

Non-accountable expense allowance per Firm Unit (1%)	$

Net Proceeds per Firm Unit, before other expenses	$

Number of Representative’s Warrant Shares

Exercise Price of Representative’s Warrant per share	$

Trade Date	[ ], 2021

Settlement Date	[ ], 2021

Exhibit A

FORM OF LOCK-UP AGREEMENT

__________, 2021

Aegis Capital Corp.,

As Representative of the Underwriters

810 7th Avenue

New York, New York 10019

Re: Initial Public Offering of Cingulate Inc.

Ladies and Gentlemen:

The undersigned understands that you, as Representative of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Cingulate Inc., a Delaware corporation (the “Company”), providing for the Company’s initial public offering (the “Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”) of common stock of the Company, par value $0.0001 per share (the “Securities”) pursuant to a registration statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”). Capitalized terms used but not defined herein shall have the meaning assigned to it in the Underwriting Agreement.

1

In consideration of the Underwriters’ agreement to enter into the Underwriting Agreement and to proceed with the Offering of the Securities, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representative (the “Requisite Consent”), the undersigned will not, during the period ending 180 days after the Firm Shares Closing Date (the “Lock-Up Period”), directly or indirectly (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any equity securities of the Company, Interests and Securities, or any securities convertible into or exercisable or exchangeable for equity securities of the Company (“Related Securities”) owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the undersigned on the date hereof or hereafter acquired or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities or Related Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Securities or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. In addition, the undersigned agrees that, without the prior written consent of the Representative, the undersigned will not, during the Lock-Up Period, make any demand for, or exercise any right with respect to, the registration of any Securities or any Related Securities. The foregoing shall not apply to (a) transactions relating to securities acquired in the Offering or in open market transactions after the completion of the Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Lock-Up Period in connection with subsequent sales of such securities acquired in the Offering or in such open market transactions; (b) transfers of Securities or any Related Securities (i) as a bona fide gift or for bona fide estate planning purposes, (ii) upon death or by will, testamentary document or intestate succession, (iii) to an immediate family member of the undersigned or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this agreement, “immediate family” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin), (iv) not involving a change in beneficial ownership, or (v) if the undersigned is a trust, to any beneficiary of the undersigned or the estate of any such beneficiary; (c) distributions of Securities or any Related Securities to stockholders, direct or indirect affiliates (within the meaning set forth in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)), current or former partners (general or limited), members or managers of the undersigned, as applicable, or to the estates of any such stockholders, affiliates, partners, members or managers; (d) the transfer to the Company of Securities upon a vesting event of the Company’s securities or upon the exercise of options or warrants to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise, provided that any related filing under Section 16(a) of the Exchange Act reporting a disposition of Securities made in connection with such vesting or exercise shall contain a description of the transaction and indicate that the disposition was made as part of such vesting or exercise or to cover tax withholding obligations in connection therewith; (e) transfers of Securities or any Related Securities by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce decree; (f) sales under any existing Rule 10b5-1 plan or the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Securities or any Related Securities, provided that (i) such plan does not provide for the transfer of Securities or any Related Securities during the Lock-Up Period and (ii) no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required or shall be voluntarily made by or on behalf of the undersigned or the Company during the Lock-Up Period; or (g) the transfer of Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the shares of common stock of the Company involving a change of control (as defined below) of the Company after the closing of the Offering and approved by the Company’s board of directors; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Securities owned by the undersigned shall remain subject to the restrictions contained in this lock-up agreement; provided, in the case of clauses (b)-(c), that such transfer shall not involve a disposition for value and the transferee agrees in writing with the Representative and the Company to be bound by the terms hereof. For purposes of clause (g) above, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of total voting power of the voting stock of the Company.

2

If the undersigned is an officer or director of the Company, (i) the Representative on behalf of the Underwriters agrees that, at least three business days before the effective date of any Requisite Consent to release or waive the foregoing restrictions in connection with a transfer of shares of Securities or other Related Securities, the Representative on behalf of the Underwriters will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any Requisite Consent to release or waive the foregoing restrictions in connection with a transfer of , shares of Securities or other Related Securities, granted by the Representative on behalf of the Underwriters hereunder to any such officer or director, shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that the Underwriters are not making a recommendation to you to participate in the Offering or sell any Securities at the price determined in the Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement.

The undersigned understands that, if (a) the Underwriting Agreement does not become effective by January 3, 2022, (b) the Company informs the undersigned that the Board of Directors has determined not to proceed with the Offering or the registration statement filed with the SEC in connection with the Offering is withdrawn, or (c) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities, this agreement shall terminate and the undersigned shall be released from all obligations hereunder. For the avoidance of doubt, this Agreement shall remain in effect in the event that the Company converts from a limited liability company into a corporation after the date of this agreement, and any securities issued to the undersigned in connection with such conversion shall be deemed Securities or Related Securities for purposes of this Agreement.

The undersigned, whether or not participating in the Offering, understands that the Representative on behalf of the Underwriters is entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this agreement.

[Signature page follows.]

3

This agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof (other than New York General Obligations Law § 5-1401).

Very truly yours,

[STOCKHOLDER]

By:
Name:
Title:

4

Exhibit A-1

[Form of Waiver of Lock-up]

[Aegis Letterhead]

[corporation]

Public Offering of Common Stock

[  ], 20[  ]

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by [Corporation] (the “Company”) of [  ] shares of common stock, $0.0001 par value (the “Common Stock”) of the Company, and the lock-up agreement dated [  ], 20[  ] (the “Lock-up Agreement”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [  ], 20[  ], with respect to [  ] shares of Common Stock (the “Securities”).

Aegis Capital Corp hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Securities, effective [  ], 20[  ][date to be 3 business days from date of letter]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two (2) business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

AEGIS CAPITAL CORP.

By:
Name:
Title:

cc: [Company contact]

Exhibit A-2

[Form of Lock Up Waiver/Release Company Press Release]

[Company]

[Date]

(“[Company]”) announced today that Aegis Capital Corp., the [lead book-running] manager in the Company’s recent public sale of [  ] shares of common stock, is [waiving] [releasing] a lock-up restriction with respect to [  ] shares of the Company’s common stock held by [  ], an [officer/director] of the Company. The [waiver] [release] will take effect on [  ], 20[  ], and the related shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

EXHIBIT B

Form of Warrant Agreement

EXHIBIT C

Form of Representative’s Warrant